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                                                                      EXHIBIT 11

                       INTERNATIONAL TOTAL SERVICES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                   (UNAUDITED)
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                                                                  THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                                      SEPTEMBER 30,                           SEPTEMBER 30,
                                                          ------------------------------------      --------------------------------
                                                                   1997                 1996                1997              1996
                                                                   ----                 ----                ----              ----
Income Applicable to Common Stock
---------------------------------
         Net Income                                            $ 1,125                 $ 549            $ 1,978               $ 991
                                                          =============        ==============       ============        ============


Weighted Average Shares
-----------------------
         Common shares                                           4,156                 5,678              3,906               5,681
         Common share equivalents applicable to
             stock options outstanding                               4                     0                  2                   0
                                                          -------------        --------------       ------------        ------------
         Weighted average common and common
             equivalent shares outstanding during
             the period                                          4,160                 5,678              3,908               5,681
                                                          =============        ==============       ============        ============


Per Share Amount
----------------
         Net income                                              $0.27                 $0.10              $0.51               $0.17
                                                          =============        ==============       ============        ============
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